Warpath Energy Inc.

11119 East 39th Street

Tulsa, Oklahoma 74146

918-665-4637, 918-521-7678

Cloud Creek Project Participation Agreement

Warpath Energy Inc., agrees to sell and you have agreed to purchase 5% Working Interest in the Cloud Creek Project, Muskogee County, Oklahoma, under the following terms and conditions:

1.

You will pay your share of $350,000, which includes the acquisition and work-over of the Cloud Creek Project, well bores, production equipment, and leasehold of 780 acres more or less, with a Net Revenue Interest no less than 75% (see lease schedule).

2.

Warpath Energy Inc., will retain a 6.25% carried Working Interest in the Cloud Creek Project, as operator of record and managing partner.

3.

An area of mutual interest (AMI) shall be created by this agreement and shall extend to all producing properties and leases within a mile radius of the project leasehold.  Any leases or producing properties acquired within the AMI boundaries shall be subject to the terms of this agreement.

4.

All parties shall execute a Joint Operating Agreement (JOA), appropriate to the project.  The basic terms of the JOA shall reflect accepted industry practices and standards to include:

                                        a. A monthly operating fee of $150/active well.

                                        b. A non-consent clause for the drilling of additional wells.

5.

All terms and amounts shall be proportionately reduced to the Working Interest acquired.

6.

Warpath Energy Inc., will supervise and manage the re-work (see AFE schedule) of the wells in the Cloud Creek Project.   All work shall be performed in accordance with accepted petroleum industry standards.

To execute this agreement, please sign the agreement, the AFE signature page and the JOA signature page, and return with a check reflecting the percentage of Working Interest subscribed to above.

If you have further questions please call 918-521-7678 during normal business hours or email at JRWFriedman@aol.com.

Sincerely,

/s/ Joel Roger Friedman

Joel Roger Friedman

Bonded Oklahoma Corporation Commission Operator, and Registered Engineer

Agreed and Accepted this 17th  day of October, 2003

By:__/s/ Bernard McDougall______,  Title:___President_______________________

Print/Type Name: Bernard McDougall, Micron Enviro Systems, Inc.

Federal Tax ID:___98-0202944_______________________________________

1205 – 789 W. Pender St.

Vancouver, BC  V6C 1H2